                                                                 Exhibit 10.1(a)

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 2, 4, 5, 7 AND 8 HAS BEEN REPLACED WITH ASTERISKS.

                               SERVICES AGREEMENT


THIS SERVICES AGREEMENT ("Agreement") effective as of July 1, 1999 ("Effective Date"), is made and entered into by and between IPNI COMMUNICATIONS CORPORATION, a Delaware corporation with its principal offices located at Suite 285, 8777 North Gainey Center Drive, Scottsdale, Arizona 85258 ("Vendor); and GLAXO WELLCOME INC., a North Carolina corporation with its principal office located at Five Moore Drive, Research Triangle Park, North Carolina 27709 ("GW").

                                   WITNESSETH:

WHEREAS, Vendor has created a personal videoconferencing system whereby Vendor's clients may conduct real time, one-to-one, face to face video discussions with the client's actual and potential customers via equipment installed by Vendor at such client's and such client's customers' locations (the "IPNI System"); and

WHEREAS, pursuant to the terms and conditions set forth herein GW desires to use Vendor's IPNI System to conduct detailing sessions with "Primary Care Physicians" (as defined in Section1(c)) enrolled by IPNI to use the IPNI System ("IPNI Primary Care Network System") regarding selected GW products and/or services, and to provide information to physicians through secondary screen access.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the patties agree as follows:

1.   REPRESENTATIONS AND WARRANTIES.

     (a) Vendor represents and warrants that it has the experience, staff, facilities, and expertise to perform the services described herein competently and in a professional manner.

     (b) Vendor represents and warrants that the IPNI Primary Care Network System is accessible only to Primary Care Physicians (and their office personnel) and select Primary Care Physician members of Independent Physician Associations ("IPA") (and IPA office personnel and group management) that agree to enroll in Vendor's program and is not accessible by others, other than IPNI and its clients.

     (c) Vendor represents and warrants that the persons enrolled to use the IPNI Primary Care Network System shall be "Primary Care Physicians". For the purposes of this Agreement, "Primary Care Physicians" are those physicians whose prescribing practices indicate that the primary characteristic of such person's practice is that of a primary care physician regardless of whether such person claims to be, or is certified as, a General Practitioner, Family Practitioner, Internal Medicine, or another type of specialist.

     (d) Vendor represents and warrants that its activities on behalf of GW hereunder are not in conflict with any other of its contractual obligations.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.



     (e) Vendor represents and warrants that it has disclosed to GW any and all direct and indirect financial interests, greater than 1% of the equity, profits and/or management interests outstanding held by Vendor, or any of its principals, parent companies or subsidiaries, in any subcontractors to be utilized by Vendor in the performance and execution of this Agreement.

     (f) Vendor represents and warrants to GW that the IPNI Primary Care Network System, or any part thereof and the components, applications, processes and the designs employed in the IPNI Primary Care Network System, do not constitute an infringement upon or misappropriation or misuse of any patent trademark or copyright patent application, trade secret, or any other right of any other person, corporation or entity.

     (g) GW represents and warrants that its activities, and its materials (so long as such materials have not been altered except by GW's direction or with GW's consent) on the IPNI Primary Care Network System comply with all Food and Drug Administration ("FDA") regulatory guidelines.

     (h) GW represents and warrants that all information supplied by GW to IPNI for placement on the IPNI Primary Care Network System (including the content and appearance of GW's services) will be true and correct, and will not (in the form supplied by GW) infringe or misappropriate any copyright patent or other intellectual property right of any other person, corporation, or entity.

2. VENDOR SERVICES. In consideration of the fees set forth herein, Vendor shall supply the following services to GW ("Services")

     (a) Physician Enrollment. It shall solely be the Vendor's responsibility to enroll Primary Care Physicians with respect to such physicians agreeing to use the IPNI Primary Care Network System. Upon the execution of this Agreement GW shall supply Vendor with a prioritized list of approximately 50,000 Primary Care Physicians with whom GW would like to use the IPNI Primary Care Network System ("Targeted Physicians") with a goal in calendar year 1999 of Vendor enrolling and "operationalizing" (i.e., properly installing and successfully connecting the physician's IPNI Primary Care Network System unit such that the physician can successfully complete calls to GW) 3,000 of the Targeted Physicians to use the IPNI Primary Care Network System. The calendar year 2000 goal will be for Vendor to enroll and "operationalize" **** additional Targeted Physicians to use the IPNI Primary Care Network System. The calendar year 2001 goal will be for Vendor to enroll and operationalize an additional **** Targeted Physicians to use the IPNI Primary Care Network System. Vendor shall use its best efforts to enroll such Targeted Physicians to use the IPNI Primary Care Network System in the priority set forth in such list.

     GW shall have the right to modify the list of Targeted Physicians (no more frequently than twice in any given calendar year during the term hereof by:
     (i) providing additional names (and the priority with respect thereto) to such list; (ii) removing from the list the names of any persons that (A) have not already been enrolled to use the IPNI Primary

     Care Network System, and (B) IPNI is not actively negotiating with to enroll in the IPNI Primary Care Network System; and (iii) reprioritizing the names on the list.

     Any such Targeted Physician that enrolls to use the IPNI Primary Care Network System is hereinafter referred to as an "Enrolled Targeted Physician". All physicians that were enrolled to use the IPNI Primary Care Network System during the period of the GW pilot study of the IPNI System from February 1998 through May 1999 shall hereinafter be included in the definition of "Enrolled Targeted Physicians".

     Vendor represents and warrants that its recruitment and enrollment process for all physician users of the IPNI Primary Care Network System shall at all times comply with all applicable rules and regulations with respect thereto including, without limitation, any fraud or anti-kickback regulations, and all applicable American Medical Association rules or guidelines. Vendor further agrees that no payments shall be made, and nothing of value shall be given, to any physician as an inducement for, or in exchange for, hearing a detail by a GW representative via the IPNI Primary Care Network System.

     (b) Installation. IPNI shall design, supply, configure, and install all equipment hardware, and software required for the operation of the IPNI Primary Care Network System by GW (including but not limited to telecommunications services) at GW's headquarters in a location specified by GW. Additionally, IPNI shall design, supply, configure, and install all equipment hardware, and software required for the operation of the IPNI Primary Care Network System by Enrolled Targeted Physicians (including but not limited to telecommunications services).

     (c) Setup. IPNI shall provide all necessary initial and ongoing training and set up for the efficient operation of the IPNI Primary Care Network System by GW and the Enrolled Targeted Physicians. Such setup shall include, but not be limited to, the programming and installation of call up screens on the Enrolled Targeted Physician's unit. Additionally Vendor shall provide the necessary setup, programming, and installation of all screens on the Enrolled Targeted Physician's unit which will include materials related to up to eight GW products, plus other advertising, educational and informational services of GW available to such physicians as selected by GW, and a hotlink connected to GW's Web Site. GW shall supply Vendor with all the content to be included on such screens in a format consistent with Vendor's standards and specifications, including allowable file sizes, as of the Effective Date. Vendor shall make no changes in the content text, graphics, proportion of images, and/or text, type styles, type faces, or any other aspect of such content and materials except at the express direction of GW.

     In the event Vendor desires to in any way modify or add to Vendor's standards or specifications for materials supplied by GW for placement on the IPNI Primary Care Network System, Vendor shall give GW at least 45 days advance written notice of such changes. Notwithstanding notice of such changes, for a period of up to six months after IPNI has established such new standards or specifications Vendor shall continue to accept materials from GW that meet previously established standards and specifications in the event GW, after a good faith effort and without having to incur any unreasonable


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* Confidential information has been omitted and filed separately with the
  Securities and Exchange Commission pursuant to a confidential treatment request.

     expenses, is reasonably unable to supply such materials per such revised standards or specifications.

     Vendor shall obtain GW's final approval of the content and appearance of any GW related information or references on the Enrolled Targeted Physician's unit. Once GW approves of such displays or references, Vendor shall make no changes in the content text graphics, type styles, type faces, or any other aspect of such displays or references, except at the express direction of GW. Vendor agrees that it shall not install or make any reference to GW or its products or services on the call up screen of any display or IPNI System unit of any other person, except an Enrolled Targeted Physician, or on an IPNI test station used solely by IPNI support personnel for purposes of IPNI System maintenance and support. IPNI may display GW's content (excluding GW detail aids) as it appears on the IPNI Primary Care Network System on IPNI demonstration units, but only upon receiving express written permission from GW in advance of any such display.

     (d) Operation and Maintenance. Once the IPNI System has been properly installed and the GW set up elements approved and properly installed and configured, Vendor shall be solely responsible to ensure the efficient operation and maintenance of the IPNI Primary Care Network System throughout the term of this Agreement. GW shall use the IPNI Primary Care Network System primarily for the purpose of providing sales and promotional communications (i.e., detailing sessions) to the Enrolled Targeted Physicians regarding GW products and services.

     GW may from time to time supply Vendor with materials that it wishes to be able to download into the IPNI Primary Care Network System units of the Enrolled Targeted Physicians during GW detailing sessions with such physicians ("GW Download Materials"). Vendor shall place and host such GW Download Materials on the IPNI Primary Care Network System, without any additions or changes to the content thereof so that a GW representative may access such materials upon request during a GW detailing session with such physician. In the event GW wants to place GW Download Materials on the IPNI Primary Care Network System, GW shall give Vendor at least 10 business days prior notice before GW supplies Vendor with such materials. After such 10 day notice period and upon Vendor's receipt of such materials from GW, Vendor shall complete the download of any files of 25 megabytes or less within 5 business days of Vendor's receipt of such materials. Notwithstanding the foregoing, Vendor shall use its best efforts to download any GW Download Materials related to new GW product launches or indications, in less than 5 business days even if GW has not given the 10 days advance notice (in which case GW shall exercise its best efforts to give Vendor as much advance notice as possible in such a situation).

     GW shall have the right to have changes made to the content or appearance of any existing GW materials on the IPNI System. In the event GW wants to make any such changes, GW shall give Vendor at least 10 business days prior notice before GW supplies Vendor with such changes. After such 10 day notice period and upon Vendor's receipt of such changes from GW, Vendor shall complete the download of any **** megabytes or less within **** business days of Vendor's receipt of such materials. Notwithstanding the foregoing, in the event that GW requests changes, deletions, or additions to existing GW

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

     materials on the IPNI System in response to a FDA regulatory request or requirement, or a change in applicable product labeling ("Regulatory Change"), Vendor shall, at a minimum, remove the offending or erroneous materials within 2 business days of Vendor's receipt of GW's request for such a Regulatory Changes. Vendor will further exercise its best efforts to download any replacement materials related to a Regulatory Change up * megabytes within * business days of the receipt of GW's request for such a Regulatory Change, which request shall set forth the specifics of such change(s).

     (e) Call Flags. At GW's request (no more frequently than once a day), Vendor shall, via the IPNI Primary Care Network System, send messages to those Enrolled Targeted Physicians specified by GW requesting that such physicians contact GW via the IPNI Primary Care Network System ("Call Flags").

     (f) Service Levels.

          (i) Contacts. Vendor shall ensure that the minimum contact service level is maintained, throughout the term of this Agreement, at **** completed contacts per Enrolled Targeted Physician per 12 month period ("Contact Target"). If an Enrolled Targeted Physician has failed to contact GW and participate in a detail via the IPNI Primary Care Network System four consecutive months, Vendor shall exercise it best efforts to get such Enrolled Targeted Physician up to the Contact Target level in the immediately following 6 months. If Vendor is unsuccessful bringing such Enrolled Targeted Physician up to the Contact Target level in such 6 month period, GW shall have the option of requesting that Vendor remove GW's name and all GW related materials from the IPNI System unit for such Enrolled Targeted Physician, and Vendor shall comply with such request within 14 days of Vendor's receipt of such request from GW. Thereafter such healthcare provider will no longer be considered an Enrolled Targeted Physician, and Vendor shall forthwith replace such removed healthcare provider with a new Enrolled Targeted Physician.

          (ii) Connectivity. Vendor shall maintain a "connectivity" service level with Enrolled Targeted Physicians of at least 65% for calendar year 1999, 70% for calendar year 2000, and 75% of calendar year 2001 and thereafter. For purposes of this Section 2(f)(ii), "connectivity" shall be deemed to be achieved when an Enrolled Targeted Physician is connected to GW via the IPNI Primary Care Network System without any failure of the connection or other system related failure that interrupts such connection. Provided, further, if Vendor can substantiate that an attempted contact from an Enrolled Targeted Physician via the IPNI Primary Care Network System was electronically completed to GW during the specified "GW Staffing Hours" (as defined in Section 3(a)) and did not suffer any connectivity or other system failure, such call shall be deemed to be connected for the purposes of determining the connectivity service level under this provision.

3.       GW OBLIGATIONS.

          (a) Staffing. With respect to the operations of the IPNI Primary Care Network System. GW agrees that is shall provide an adequate number of GW representatives to handle detailing sessions with Enrolled Targeted Physicians via the IPNI Primary Care Network System during GW's Customer Response Center's hours of operation, currently 8:00 am. to 8:00 p.m. Eastern Time, Monday through Friday, excluding GW holidays and any other GW operational shutdown of the GW facility in which such GW representatives are located ("GW Staffing Hours"). The GW representatives handling detailing sessions via the IPNI Primary Care Network System shall maintain a written log of all such detailing sessions, which shall include the date, the Enrolled Targeted Physician's name, and shall also note whether there was any connectivity or other apparent IPNI Primary Care Network System failure that interfered with such detailing session.

          (b) GW Download Materials. In the event GW desires to place GW Download Materials on the IPNI Primary Care Network System, GW shall provide such materials to Vendor in compliance with Section 2(c).

          (c) Operations. GW shall exercise reasonable efforts to ensure that the IPNI Primary Care Network System components installed at GW's headquarters remain connected to the FM installed communications outlet and to a permanent source of electrical supply. GW shall not without Vendor's consent attempt to make any alterations to the IPNI Primary Care Network System as installed.

          GW will not initiate a video call to, or request a Call Flag for, an Enrolled Targeted Physician who has already participated in a complete GW detailing session via the IPNI Primary Care Network System in the then current calendar month, except for a direct response by GW to a call or other request from such an Enrolled Targeted Physician. Enrolled Targeted Physicians may initiate contacts with GW via the IPNI Primary Care Network System on a more frequent basis. Notwithstanding the foregoing, in the case of a new product launch or with respect to any express directions by the FDA or other applicable regulatory authority, GW may initiate a video call to, or request a Call Flag for, an Enrolled Targeted Physician, even if such physician has already participated in a complete GW detailing session via the IPNI Primary Care Network System during such calendar month.

4. NONEXCLUSIVITY: "MOST FAVORED NATIONS". The parties hereto agree that GW's right to use the IPNI Primary Care Network System as contemplated herein is mutually non-exclusive; i.e., Vendor may contract with others (including competitors of GW) for the use of the IPNI Primary Care Network System, and GW may contract with other parties with respect to services related to physician detailing sessions, including other video conferencing vendor(s). As an inducement to have GW enter into such a non-exclusive arrangement, Vendor represents that as of the Effective Date Vendor has not entered into any exclusive arrangement with any other person or entity with respect to therapeutic category area exclusivity in the use of the IPNI Primary Care Network System for detailing purposes, and Vendor further agrees not to enter into

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

any such exclusive arrangements with any person or entity involved in the pharmaceutical industry during the term of this Agreement.

Additionally, Vendor further agrees that with respect to other services and/or features of the IPNI Primary Care Network System (e.g., the news service feature), to the extent Vendor offers advertising, promotional, and/or sponsorship opportunities to any of Vendor's clients involved in the pharmaceutical industry with respect to such additional services and/or features, Vendor shall also offer the same opportunities to GW on terms no less favorable than that offered to such other client of Vendor. Vendor represents that as of the Effective Date Vendor has not entered into any exclusive arrangement with any of Vendor's clients involved in the pharmaceutical industry with respect to such additional services and/or features.

Notwithstanding the foregoing nonexclusively, Vendor agrees that in no case shall any banner ads or hyper links of, or other display or reference to, any person or entity other than GW be placed on any pages of IPNI Primary Care Network System displaying GW materials as contemplated herein.

5.   COMPENSATION.

     (a) Fees. For Vendor's services and obligations described herein the compensation to be paid by GW to Vendor shall at the rate per "Completed Call" with an Enrolled Targeted Physician as follows:

          Date of Call                                  Rate Per Completed Call*
          ------------                                  ------------------------
          Effective Date through June 30, 2000                  ****
          July 1, 2000 through June 30, 2001                    ****
          July 1, 2001, and thereafter                          ****

          * If the length of a call exceeds ****, GW will pay IPNI an additional telecommunications charge of **** per each additional minute for such call in excess of 10 minutes.

     A "Completed Call" shall be a communication via the Primary (other than any "test calls") in which the Enrolled Targeted Physician connects with a GW representative and such communication does not suffer any connectivity failure or other form of system related failure. In determining the number of Completed Calls, the manual logs maintained by the GW representatives shall control. Provided, however, after a period of at least 3 months in which Vendor's records match GW's manual logs, Vendor can claim additional Completed Calls if Vendor can substantiate that an attempted contact from a Enrolled Targeted Physician via the IPNI Primary Care Network System was electronically completed to GW during the specified GW Staffing Hours, and such contact did not suffer any connectivity failure or other form of system related failure.

     Additionally, GW shall pay Vendor a fee per download of the GW Download Materials equal to **** for each minute necessary to complete each GW requested download of such materials Vendor shall track and invoice GW for such download fees monthly.

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
* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

     The fees set forth in this Section 5(a) are all inclusive.

     (b) Invoicing and Payment. GW shall prepay to Vendor the sum of **** the execution of this Agreement for fees to be earned hereunder by Vendor. Upon Vendor having at least an aggregate total of 1,000 Enrolled Targeted Physicians operational on the IPNI System, Vendor shall invoice GW for an additional **** fee prepayment hereunder. Upon Vendor having at least an aggregate total of 2,500 Enrolled Targeted on the IPNI System, Vendor shall invoice GW for an additional **** fee prepayment hereunder.
     Vendor shall deduct any and all fees earned by it hereunder against such prepayment amounts. Notwithstanding such prepayment, Vendor shall supply GW with monthly invoices showing the fees earned during such month that were deducted from any such prepayment.

     Upon the complete depletion of such prepayments and thereafter throughout the term of this Agreement Vendor shall invoice GW monthly for its fees earned hereunder. Such invoices shall be detailed and shall be in form and content acceptable to GW. GW shall pay such Vendor's invoices hereunder within 45 days of GW's receipt thereof.

6. INSPECTION AND AUDIT. Vendor agrees to maintain accurate books and records consistent with generally accepted accounting practices in connection with Vendor's performance under this Agreement. GW's duly authorized representatives shall have access, at all reasonable times and with one week advance notice, to examine, review, audit and copy all of Vendor's records pertaining to Vendor's performance hereunder, and for any other reasonable purpose related to this Agreement. All papers, correspondence, data, information, reports, records, receipts, and other sources of information relating to the work to be performed under this Agreement shall be retained by Vendor for a period of two (2) years after the earlier of the termination or expiration of this Agreement.

7. INFRINGEMENT AND PROPRIETARY RIGHTS. Throughout the term of this Agreement Vendor shall ensure that none of the information, data, software, firmware, hardware, articles, reports, or any other items which comprise the IPNI System at any time during the term hereof violate or infringe upon any valid patent trademark, copyright or any other right of any other person, corporation, or entity. Vendor shall hold GW harmless from any losses incurred as a result of such violation or infringement.

Except as expressly stated herein, GW agrees that nothing in this Agreement is intended to convey, transfer or assign any other right, title or interest in or to any patent trademark, service mark, copyright trade secret or other intellectual property right or interest ("Proprietary Property") to GW in the IPNI Primary Care Network System other than the right of GW to use the IPNI Primary Care Network System as contemplated herein.

8. CONFIDENTIALITY. GW and Vendor recognize that during the performance of services hereunder either party, its agents and employees may be exposed to information regarding the other party's business that is proprietary and confidential, including but not limited to trade secrets, business and marketing plans, manuals, policies and procedures, strategies, product launch materials, customer lists (including without limitation GW's Targeted Physicians list), financial information, product information, and the services contemplated herein. Additionally, each party agrees that the terms and conditions of this Agreement constitute confidential information of the other party and shall not be disclosed to any third party. Further, Vendor acknowledges and agrees that any information related to the use of the IPNI System with respect to GW, including any data related to the end user physicians and their use of the IPNI Primary Care Network System related to GW (whether aggregated or not) is the confidential information of GW; provided, however, with the prior written permission of GW Vendor may use such data in an aggregated anonymous form solely for Vendor's promotional purposes.

Each party agrees to hold such information of the other party in strict confidence and not to use such information of the other party beyond the bounds of this Agreement or disclose such information to any third party except as strictly necessary to perform the services hereunder. The obligations hereunder for such confidential information shall not apply to information that:

     (a) is or becomes publicly available through no fault of the receiving party;

     (b) is disclosed to the receiving party by a third party entitled to disclose such information; or

     (c) is already known to the receiving party, or its affiliates, as shown by its or their prior written records;

     (d) is independently developed by the receiving party or its affiliates as evidenced by written records, or

     (e) is required by law to be disclosed; provided, however, that in such a case the party who may be obligated to so disclose such otherwise confidential information of the other party shall give such other party notice of such required disclosure as soon as reasonably practicable so that such party may have an opportunity to contest such disclosure or obtain protective orders regarding such disclosure.

Each party agrees that it will take such steps as are reasonable to prevent the disclosure or use of any confidential information by any of its affiliates, employees, agents or subcontractors, except as expressly permitted hereby. The obligations stated in this Section8 shall remain in full force and in effect after termination of this Agreement.

9. PUBLICITY. Vendor shall not disclose publicly or use in any advertising or promotional materials the existence of this Agreement or Vendors association with GW, or use the name GW, or the name of any of GW's divisions or products, without the prior written permission of GW.

10. TERM AND TERMINATION. The term of this Agreement shall begin as of the Effective Date and shall automatically terminated as of the end of the thirty sixth month following the Effective Date unless earlier terminated as provided herein.

Either party shall have the right to terminate this Agreement upon 60 days advance written notice to the other party. Additionally, either party may immediately terminate this Agreement in the event the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium.

In the event of such termination GW's sole obligation to Vendor shall be limited to payment of Vendor's fees earned hereunder up to the effective date of termination, and the removal and return of all of Vendor's equipment located on GW premises and related software, documentation and Vendor created training materials then in GW's possession or under GW's control including, without limitation, all copies and duplicates in whatever form, at GW's expense. In the event there is still any outstanding GW fee prepayment hereunder as of the effective date of such termination, Vendor shall remit the balance of such fee prepayment to GW within 60 days of the effective date of such termination. Additionally, in the event of such termination, notwithstanding any other terms and conditions contained herein, neither party shall be liable to the other party for any lost profits, or incidental, special or consequential damages.

11. RELATIONSHIP OF THE PARTIES. In performing services hereunder Vendor is, and shall remain, an independent contractor. Nothing in this Agreement shall constitute, or be construed to create, a partnership or joint venture between the parties; neither party shall be jointly liable with the other party for any obligation arising out of the activities or services contemplated in this Agreement. Vendor may, at its expense, employ or engage such employees or assistants as Vendor deems necessary to perform the services hereunder. GW may not control, direct, or supervise Vendor's employees or assistants in the performance of those services. Vendor shall be responsible for, and shall promptly pay, all federal, state and municipal taxes, chargeable or assessed with respect to Vendor's employees, including but not limited to, social security, unemployment federal and state withholding, and other taxes.

12. YEAR 2000. GW does not intend to continue business relationships with suppliers of goods or services in the event the ability of the supplier to provide the goods or perform the services may be endangered by the "Year 2000 Problem." Accordingly, GW is putting into effect policies whereby it seeks assurances from its suppliers that the Year 2000 Problem is being adequately addressed. The agreements and warranties of Contractor set forth below are in furtherance of such policies.

     (a) (1) Vendor represents and warrants that, to the extent reasonably necessary to ensure the performance of Vendor's ongoing business operations and/or the provision of Services, Vendor has tested and assessed the computer software, computer hardware, all devices (including, without limitation, telephones, PBX's, facsimile machines, office building systems, and machinery) (collectively, the "Computing Devices") owned, licensed, or used by Vendor to determine whether such Computing Devices will fail or will produce erroneous results as a result of the inability to receive, store, process, or output date information regardless of the date or dates utilized, including, without limitation, related to the change of century (each, a "Failure").

          (2) Vendor further represents and warrants that Vendor has prepared and implemented a written plan of action to ensure that the Computing Devices owned, licensed, or used by Vendor will not be the subject of a Failure (the "Millennium Compliance Plan"), or will have completed preparation and implementation by June 30, 1999.

          (3) Vendor further represents and warrants that the quality of the Services as delivered, timing of the delivery of any Services, or the performance of any other obligation of Vendor under this Agreement, shall not be adversely affected by a change in century or the processing of dates of any sort.

          (4) Vendor further represents and warrants that Vendor has contacted and received assurances from all suppliers of goods or services to Vendor, including, without limitation, suppliers of computer software, computer hardware, and all devices, that each of the Computing Devices owned, licensed, or used by such supplier will not be the subject of Failures.

     (b) Vendor shall deliver to GW a copy of the Millennium Compliance Plan immediately upon GW's request. Vendor shall implement a plan to prevent the purchase or license of Computing Devices from and after the Effective Date that may be the subject of Failures. Vendor shall notify GW in writing immediately upon Vendor's obtaining information that any Computing Devices owned, licensed, or used by Vendor or any supplier of Vendor may be the subject of a Failure. Vendor shall also notify GW in the event Vendor determines that any Computing Devices owned, licensed, or used by GW may be the subject of a Failure. Upon GW's written request Vendor agrees to participate in additional tests of the Computing Devices owned, licensed, or otherwise used by Vendor at no charge to determine whether such Computing Devices may be the subject of Failures. Vendor shall notify GW immediately of the results of any tests or any claim or other information that indicates the Computing Devices of Vendor or Vendor's suppliers may be the subject of a Failure.

     (c) Vendor agrees to indemnify and hold GW and its shareholders, officers, directors, employees, agents, successors, and assign harmless from and against any and all claims, suits, actions, liabilities, losses, costs, reasonable attorneys' fees, expenses, judgments or damages, resulting from Vendor's breach of the warranties and agreements contained in this Section. Any breach of the warranties or agreements by Vendor as set forth in this Section shall be a material breach of this Agreement

     (d) Vendor agrees that during the Y2K period (defined as the 4th quarter of 1999 and the 1st quarter of 2000) Vendor will use its best efforts to make its personnel available and arrange for delivery of the Services on a priority basis as required by GW at any time, including without limitation vacation or holiday periods, during the Y2K period.

     (e) After a material breach of Vendor's representations or warranties in this section resulting in Vendor's inability to substantially perform its obligations under this Agreement and Vendor's failure to cure such breach within a reasonable time after receiving written notice thereof from GW, GW may "cover" by making in good faith any reasonable contract for similar services in substitution for those specific services from Vendor which Vendor is substantially unable to perform. GW may recover from Vendor as damages the excess of the cost of such cover over the contract price for such Services Vendor is substantially unable to perform. Failure of GW to effect cover within this section does not bar GW from any other remedy. Furthermore, the election of cover is in addition to any other warranties provided for in law or equity.

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

13. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and any permitted assigns. GW shall have the right to assign its rights and duties under this Agreement to any parent, subsidiary or affiliated company without prior written consent of Vendor. Except as otherwise expressly provided herein, neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party which consent shall not be unreasonably withheld.

14. CONTINUING OBLIGATION. The following sections shall survive any termination or expiration of this Agreement: Sections 6-9, 14, 17, 19-20, all inclusive.

15. SEVERABILITY. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

16. WAIVER. No failure on the part of either party to exercise and no delay in exercising any right hereunder shall operate as a waiver of such right nor shall any single or partial exercise of such right preclude any other further exercise thereof or the exercise of any other right.

17.  INDEMNIFICATION AND LIABILITY.

     (a) Vendor will indemnify and hold GW harmless from any loss, expense (including reasonable attorneys' fees), cost, liability, damage or claim resulting from any claim or litigation arising out of: (i) Vendors negligence, gross negligence or willful misconduct in the performance of the services required by this Agreement or (ii) any breach of this Agreement by Vendor, its employees, agents, representatives, or invitees. In the event of any claim or litigation to which this indemnification applies, GW shall notify Vendor of such claim or litigation; however, the failure to give such notice shall not relieve Vendor from its indemnification obligations.

     (b) GW will indemnify and hold Vendor harmless from any loss, expense (including reasonable attorneys' fees), cost, liability, damage or claim resulting from any claim or litigation, which arises out of: (i) GW's negligence, gross negligence or willful misconduct in the performance of the services required by this Agreement; or (ii) any breach of this Agreement by GW, its employees, agents, representatives, or invitees. In the event of any claim or litigation to which this indemnification applies, Vendor shall notify GW of such claim or litigation, however, the failure to give such notice shall not relieve GW from its indemnification obligations.

Provided, however, in no case shall either party be liable for any lost profits, or incidental, special or consequential damages of the other party.

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

18. INSURANCE. Vendor agrees to provide (i) general liability insurance that includes coverage for property damage and bodily injury, and (ii) workers' compensation insurance that provides coverage for Vendor's employees. The insurance company(ies) issuing such policies for such insurance coverage must have at least an AXII Best rating. Vendor's insurance coverage at a minimum shall include the following:

     (a) Commercial General Liability based on an occurrence form including bodily injury and property damage with combined single limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate.

     (b) Workers' Compensation Insurance in the amount required by applicable state law(s).

     (c)  Umbrella Insurance with a combined single limit of $4,000,000.

Upon GW's request, Vendor shall have its insurance carrier furnish to GW certificates that all insurance required under this Agreement is in force, such certificates to indicate any deductible and/or self-insured retention and stipulate that the insurance will not be canceled or substantially changed, while this Agreement is in effect without thirty (30) days' prior written notice to GW. Vendor shall on request permit GW to examine original insurance or other protective policies issued in compliance with the requirements hereof. Vendor shall upon request permit GW to examine original insurance or other protective policies issued in compliance with the requirements hereof. Vendor shall not commence work until all of the insurance required herein shall have been obtained and approved by GW.

GW will maintain adequate security for Vendor equipment located in GW premises and include Vendor equipment on GW's business liability insurance coverage.

19. NOTICES. All notices, statements, instructions, or consents required or allowed hereunder, other than invoices, shall be sent to the parties as provided herein, in writing and shall be delivered (i) personally, (ii) by registered or certified mail, postage prepaid, return receipt requested, (iii) by nationally recognized overnight courier service, or (iv) by facsimile where such notice is electronically confirmed as received and is followed by delivery of a copy of such notice in a manner described in (i), (ii), or (iii), to the following addresses of the respective parties:

         If to Vendor:              IPNI Communications Corporation
                                    Suite 285, 8777 North Gainey Center Drive,
                                    Scottsdale, Arizona 85258
                                    Attn:   President
                                    Fax No. (480) 368-2771

         If to GW:                  Glaxo Wellcome Inc.
                                    Five Moore Drive
                                    Research Triangle Park; North Carolina 27709
                                    Attn:  Ginny Murnen
                                    Fax No.: (919) 315-3283

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

All notices shall be deemed communicated upon first delivery to the address stated above as described in (i) - (iv) above. A party may change its address listed above by notice to the other party.

20. FORCE MAJEURE. Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God; acts of public enemies; insurrections; riots; embargoes, labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; or floods. The party so affected shall give prompt notice to the other party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible. Notwithstanding the foregoing Vendor's performance of its duties and obligations under this Agreement shall not be delayed or excused by reason of the failure of any hardware, software, or devices (including but not limited to computers and computer systems) of Vendor or third parties to process or store date information due to a "Failure" as defined in
Section 12(a).

21. GOVERNING LAW. Except where preempted by federal law, this Agreement will be enforced, governed by, and construed in accordance with, the laws of the State of North Carolina, excluding any choice of law principles that would cause the law of any other jurisdiction to be applied. The parties hereto agree that the proper and exclusive forum for any litigation of any disputes or controversies arising out of or related to this Agreement shall be the courts of the State of North Carolina in and for Durham County, and that the venue of any action brought in federal courts will be the applicable U.S. Federal Judicial District for residents of Durham County, North Carolina. The parties agree that such courts shall have in personam jurisdiction over such disputes and controversies, and the parties further waive any defense or objection to the jurisdiction or venue of such courts under the doctrine of forum non conveniens.

22. COMPLETE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements, express or implied, oral or written, between the parties relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective, upon the full execution hereof as of the Effective Date first stated above.


GLAXO WELLCOME INC.                           IPNI COMMUNICATIONS CORPORATION

By:/s/ Lu McLeod                             By:  /s/ John W. Benson
   ------------------------                     -----------------------------
Name:  Lu McLeod                             Name:    John W. Benson
      ---------------------                        --------------------------
Title:                                        Title:   President
      ---------------------                         -------------------------



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